EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                ARTICLES OF INCORPORATION OF DURGA RESOURCES,LTD.


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                           Alberta Corporate Access No

                            BUSINESS CORPORATIONS ACT

                                     Form 2

                          CERTIFICATE OF INCORPORATION

                              DURGA RESOURCES LTD.

                               Name of Corporation



I HEREBY CERTIFY THAT THE ABOVE-MENTIONED CORPORATION, THE ARTICLES OF

INCORPORATION OF WHICH ARE ATTACHED, WAS INCORPORATED UNDER THE

BUSINESS CORPORATIONS ACT OF THE PROVINCE OF ALBERTA.




                                                       -------------------------
                                                       Registrar of Corporations

                                                                   June 22, 1987

                                                           Date Of Incorporation



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                            BUSINESS CORPORATIONS ACT

                            ARTICLES OF INCORPORATION
                                   (SECTION 6)

                     ALBERTA Consumer and Corporate Affairs

1.       NAME OF CORPORATION

         DURGA RESOURCES LTD.

2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE;

         See attached Schedule "A" and "Bit

3.       RESTRICTIONS IF ANY ON SHARE TRANSFERS

         NONE

4.       NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

         Minimum - 3       Maximum - 15

5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, SPECIFY THESE RESTRICTIONS:

         NONE

6.       OTHER PROVISIONS:

The Directors may between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional Directors shall not at any time exceed one-third (1/3) the number of Directors who held office at the expiration of the last annual meeting of the Corporation.

7.       DATE:    June 22, 1987

8.       INCORPORATOR               ADDRESS                 SIGNATURE

         RICHARD A. WILSON    900, 340 - 12th Ave. S.W.     ____________________
                              CALGARY, Alberta T2R 1L5      INCORPORATOR


FOR DEPARTMENTAL USE ONLY  INCORPORATION DATE


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                                  SCHEDULE "B"

The Corporation is authorized to issue an unlimited amount of preferred shares which may be issued in one or more series, and the directors are authorized to fix the number of shares in each series, and determine the designation, rights, privileges, restrictions and conditions attached to the shares of each series.


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                                  SCHEDULE "A"

The Corporation is authorized to issue an unlimited amount of common shares, the holders Of which shall have the following rights:

(a)      to  be  entitled  to dividends  as and  when declared  by the  Board Of
Directors;

(b)      to one vote per share at meetings of Shareholders of the Corporation;

(c) upon liquidation, to receive such assets of the Corporation as are remaining and distributable to the holders of the common shares.